Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of August 10, 2012 (the “Effective Date”), by and between Health Enhancement Products, Inc. a Nevada corporation, (the “Company”), and Andrew A. Dahl (“Employee”).

RECITALS:

A.

The Company desires to employ Employee as its President and Chief Executive Officer and desires to enter into this Agreement with Employee setting forth the terms of that relationship and Employee desires to accept such employment with the Company on the terms and conditions set forth below.

B.

Employee is in possession of and may come into possession of, or have access to, Confidential Information (defined below) with respect to the Business (defined below).

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

Term.  Subject to the termination provisions set forth in Section 8 below, the term of Employee’s employment with the Company under this Agreement shall commence on the Effective Date and continue until December 16, 2013 (the “Initial Term”); provided, however, that following the Initial Term, the term of this Agreement shall be automatically extended for successive terms of one (1) year each (each a “Renewal Term”), unless either party notifies the other party in writing of its desire to terminate this Agreement at least sixty (60) days before the end of the Initial Term or a Renewal Term then in effect (collectively, the “Employment Term”).

2.

Employment.  Throughout the Employment Term, Employee shall serve as President & Chief Executive Officer of the Company and shall diligently perform all such services, acts and things as are customarily done and performed by individuals holding such offices of companies in similar businesses and in similar size to the Company, together with such other duties as may reasonably be requested from time to time by the Board of Directors of the Company or its designee (the “Board”).  Employee shall periodically and regularly report to the Board.

3.

Compensation.  During the Employment Term, the Company shall pay or provide, as the case may be, to Employee the compensation and other benefits and rights set forth in Sections 4, 5 and 6 of this Agreement.

4.

(a)

Base Salary.  As compensation for the services to be performed under this Agreement, the Company shall pay to Employee during the Initial Term and subsequent Renewal Terms, an annual base salary of two hundred-forty thousand dollars ($240,000.00), payable in accordance with Company’s usual pay practices, and in any event no less frequently than monthly (the “Base Salary”).  In addition to his Base Salary, Employee shall be entitled to performance incentives as follows:

(b)

Cash Bonus relating to Revenue Contracts.  The Employee is to receive a cash bonus representing two percent (2%) of Company gross revenue (the “Cash Bonus”), when collected by the Company each month, resulting from contracts or arrangements initiated, developed and closed during the Employment Term or after as provided below in Section 8(e) (collectively, the “Revenue Contracts”), minus any Base Salary payments the Employee received (or was entitled to receive without regard to any delayed payments described in Section 4(a) above) in the month such gross revenue was collected.  Employee shall be entitled to the Cash Bonus with respect to each Revenue Contract until the last to occur of the following:  (i) the fifth (5th) anniversary of the effective date of such Revenue Contract, or (ii) the third (3rd) anniversary of the date of Employee’s termination of employment with the Company for any reason other than for “Cause” (as defined below).  The Cash Bonus shall be paid monthly in a lump sum payment, but in no event shall such monthly Cash Bonus payments be paid later than the end of the taxable year in which the Company is first entitled to collect the gross revenue giving rise to such Cash Bonus payments, as determined by the Company’s Board consistent with the rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that the Cash Bonus relating to gross revenue from Revenue Contracts collected in December of any year, shall be paid to Employee in a lump sum between the January 1 and January 31 immediately following such December period.  Upon a termination of Employee’s employment by the Company for Cause, Employee shall no longer be entitled to receive the Cash Bonus.

(c)

Other Performance Based Compensation.  In addition, as of the Effective Date, the Company shall grant the following warrants to Employee (collectively, the “Warrants”), which shall vest and become exercisable as described below subject to Employee’s continued employment with the Company or as otherwise specified in Sections 8(e) or 9(b) below:

(i)

A Warrant to purchase 500,000 shares of the Company’s common stock, par value $0.001 (“Shares”) at an exercise price of $0.25 per Share, which shall be exercisable upon the Company’s identification of any bioactive agents and submission of a patent application by the Company with respect thereto, with which Employee shall assist the Company.

(ii)

A Warrant to purchase 500,000 Shares at an exercise price of $0.25 per Share, which shall be exercisable upon the Company entering into a significant agreement and receiving at least $500,000 in payments from the contracting party pursuant to and during term of such agreement.  In the event Employee’s employment is terminated pursuant to Sections 8(a) or (c) below, but prior to the Company’s receipt of the minimum $500,000 in payments, the Warrant described in this paragraph (ii) shall remain outstanding and the Employee shall remain eligible to vest in such Warrants until the first to occur (A) the tenth (10th) anniversary of the date such Warrant was granted, or (B) the first (1st) anniversary of the date the Company enters into a significant agreement and receives at least $500,000 in payments.

(iii)

A Warrant to purchase 1,000,000 Shares at an exercise price of $0.25 per Share, which shall be exercisable if the Company enters into a co-development partnership with a contract research organization to develop medicinal or pharmaceutical applications of any type during the Employment Term or the Covenant Period (as defined in Section 10 below).  The co-development partnership must exceed $2 million in actual cash or payment-in-kind outlay on the part of the co-development partner.  Notwithstanding the foregoing, the Warrant shall become fully vested and exercisable upon a Company Sale, or in the event the Company is acquired by a contract research firm, an intermediary, its venture fund or other investment firm in a transaction not constituting a Company Sale.

(iv)

A Warrant to purchase 1,000,000 Shares at an exercise price of $0.25 per Share, which shall be exercisable if the Company enters into a nutraceutical or dietary supplement co-development partnership, remarketing or production arrangement during the Employment Term or the Covenant Period. The co-development, production or remarketing arrangement must exceed $2 million in actual cash or payment-in-kind outlay by the partner or client.  Notwithstanding the foregoing, the Warrant shall become fully vested and exercisable upon a Company Sale as described below, or in the event the Company is acquired by a partner company, an intermediary, or investment firm in a transaction not constituting a Company Sale.

(v)

A Warrant to purchase 1,000,000 Shares at an exercise price of $0.25 per Share, which shall be exercisable if the Company enters into a pharmaceutical development arrangement with a pharmaceutical company or a recognized pharmaceutical intermediary company such as a pharma venture fund or lead compound licensing entity owned or controlled by a pharma, foundation, contract research organization or investment consortium during the Employment Term or the Covenant Period.  Notwithstanding the foregoing, the Warrant shall become fully vested and exercisable upon a Company Sale as described below, or in the event the Company is acquired by a pharmaceutical company, an intermediary, or investment firm in a transaction not constituting a Company Sale.

(vi)

A Warrant to purchase 1,000,000 Shares at an exercise price of $0.25 per Share, which shall only be exercisable if Employee is terminated by the Company without Cause as describe in 8(c) below on or before December 16, 2012.  Such Warrant shall immediately be forfeited if the Employee remains employed by the Company on December 16, 2012.

In no event shall any Warrants issued pursuant to this Section 4(c) have a term greater than ten years from the date of grant of such Warrant.

5.

Expenses.  Subject to the requirements of Section 9 below, the Company shall reimburse Employee for all necessary and reasonable business expenses incurred by him in the performance of his duties under this Agreement, upon presentation of expense accounts and appropriate documentation in accordance with the Company’s standard policies, as they may be amended from time to time.

6.

Benefits.  Employee, at his election, may participate, during the Employment Term, in all retirement plans, savings plans, health or medical plans and any other benefit plans of the Company generally available from time to time to other management employees of the Company and for which Employee qualifies under the terms of the plans.

7.

Services.  Employee shall perform his duties under this Agreement faithfully, diligently and to the best of his ability.  He shall serve subject to the policies and instruction of the Board, and shall devote all of his business time, attention, energies and loyalty to the Company.  The expenditure of reasonable amounts of time by Employee for personal, charitable, professional or other business activities, such as an outside director position, shall not be deemed a breach of this Agreement, provided that such activities do not interfere with the services required to be rendered by Employee under this Agreement and are not contrary to the interests of the Company.  On reasonable notice, Employee shall make himself available to perform his duties under this Agreement at such times and at such places as the Company reasonably deems necessary, proper, convenient or desirable.

8.

Termination.

(a)

Death or Disability.  Employee's employment under this Agreement shall terminate automatically upon the Employee’s death or if Employee becomes Disabled.  For purposes of this Agreement, Employee shall be deemed to be “Disabled” if Employee becomes unable to perform the essential functions and responsibilities of his position with reasonable accommodation, as required under the Americans with Disabilities Act, as the same has and may be amended (the “ADA”), by virtue of physical or mental disability, as defined under the ADA.

(b)

“For Cause”.  During the Employment Term, the Company may immediately terminate this Agreement for “Cause”.  Upon termination for Cause, the Warrants, Cash Bonus and Sales Bonus are forfeited.  For purposes of this Agreement, “Cause” shall mean, in each case as determined by the Board:

(i)

Employee’s conviction of a felony or other crime involving moral turpitude (but not automobile related matters);

(ii)

Employee’s commission of any act or omission involving dishonesty, fraud, embezzlement, theft, substance abuse or sexual misconduct with respect to the Company, any subsidiary of the Company or any of their respective employees, vendors, suppliers or customers, the specific nature of which shall be set forth in a written notice by the Company to Employee;

(iii)

Employee’s substantial and continued neglect of or failure to perform his duties, or failure to follow a “reasonable directive of the Board,” which after written notice from the Board of such neglect or failure, has not been cured within ten (10) days after he receives such notice.  For purposes of this Agreement, “reasonable directive of the Board,” shall mean a directive that is applied equitably among the management employees of the Company;

(iv)

Employee’s gross negligence or willful misconduct in the performance of his duties; or

(v)

Employee’s misappropriation of funds or assets of the Company or any subsidiary of the Company.

(c)

No Cause.  During the Employment Term, either the Company or the Employee may voluntarily terminate this Agreement upon thirty (30) days advance written notice to the other party for any reason or no reason whatsoever.

(d)

Any Reason.  Upon the termination of this Agreement for any reason, Employee shall be entitled to, and the Company shall pay Employee, any accrued and unpaid Base Salary covering the period of employment prior to the effective date of termination, and other performance incentives earned, as specified in 8 (e) below.

(e)

Upon the termination of this Agreement by the Company for the reasons specified in 8(c), Employee shall also be entitled to the following:

(i)

A cash severance payment equal to three (3) months plus one week’s salary for each year of service (with service crediting for three and one-half (3 1/2) years of service the Employee has previously provided the Company prior to the Effective Date), which amount shall be payable in a lump sum payment by the thirtieth (30th) day following date of Employee’s termination of employment.

(ii)

The Cash Bonus described in Section 4(b) above, which shall be payable in accordance with the terms and conditions of that section, including any Cash Bonus resulting from Revenue Contracts initiated, developed and closed during the twenty-four (24) month period following Employee’s termination of employment with the Company pursuant to Section 8(c) above.

(iii)

Employee shall be entitled to continued vesting for each of the Warrants described in Section 4(c) above for the twenty-four (24) month period following the effective date of his termination of employment with the Company; provided that in no event shall such continued vesting extend the term of any Warrant beyond the tenth (10th) anniversary of the date of grant of such Warrant.

9.

Company Sale.

(a)

Company Sale Bonus.  Upon the occurrence of a Company Sale as defined in this Section 9(a), the Company shall pay Employee a Company Sale bonus (the “Company Sale Bonus”) as follows:

(i)

The Company Sale Bonus shall equal to (i) two percent (2%) of the total proceeds the Company and/or its shareholders receive in connection with such Company Sale.  Proceeds placed in escrow for indemnification or other such purposes will be valued when released from escrow and Employee will be entitled to receive a cash payment equal to 2% of the amount released from escrow, subject to the other terms and conditions described below. The value of any securities traded on a nationally recognized stock exchange which are received by the Company or its stockholders as part of the Company Sale will be determined at the time the securities are received by the Company or its stockholders.  The Company Sale Bonus shall be based on the gross amount of proceeds received by the Company or its stockholders.

(ii)

The Company Sale Bonus shall be due and payable in a lump sum within thirty (30) days following the occurrence of the Company Sale, except for any portion of the Company Sale Bonus from proceeds placed in escrow, which shall be due and payable in a lump sum within thirty (30) days following the release of such proceeds provided such payments shall be paid in accordance with the transaction-based compensation rules of Treas. Reg. §1.409A-3(i)(5)(iv)(A).  Contingent proceeds, commonly referred to as an “earn out”, will not be deemed to be part of the Company Sale Bonus.

(iii)

Employee shall not be permitted to assign the Company Sale Bonus, except that Employee may assign the Company Sale Bonus to a revocable trust of which Employee is the grantor, and Employee may make a testamentary disposition of the Company Sale Bonus to Employee’s spouse.

(iv)

Notwithstanding anything to the contrary contained herein, the Company Sale Bonus shall automatically terminate if Employee is terminated for Cause.

(v)

For the purposes of this Section 9(a) and subject to Section 13 below, a “Company Sale” means the consummation of (1) the sale or disposition of all or substantially all of the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

(b)

Performance-Based Compensation.  All outstanding Warrants granted to Employee by the Company pursuant to this Agreement shall become fully vested and exercisable coincident with the effective date of the Company Sale as defined in this Section 9(b).  For the purposes of Section 4(c) and this Section 9(b), and subject to Section 13 below if applicable, a “Company Sale” means the first to occur of the following:

(i)

The date on which any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of Stock of the Company), as a result of acquiring, or during any 12-month period having acquired, voting securities of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)

The consummation of (1) the sale or disposition of all or substantially all of the Company’s assets; or (2) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

10.

Restrictive Covenant.

(a)

The Company and Employee acknowledge and agree that for Employee to compete with the Company during the Employment Term and for a limited time after the end of the Employment Term would be contrary to the purposes for which the parties entered into this Agreement.  In order to induce the Company to enter into this Agreement, Employee covenants, warrants and agrees, for the benefit of the Company, and its respective current and future subsidiaries, Affiliates, successors and assigns (collectively, the “Protected Parties”), that, without first obtaining the express written consent of the Company, Employee, for himself or for any other Person, either as a principal, agent, employee, contractor, director, officer or in any other capacity, shall not, either directly or indirectly:

(i)

For a period of two (2) years from the termination of Employee’s employment with the Company (the “Covenant Period”), be employed by, engage in or carry on any business or undertaking which competes with the Protected Parties in the Business, or those aspects of the Business involved in the specific area of cholesterol regulation and anti-inflammatory agents unique to the Company and protected by its patents or patent applications, in the State of Michigan and in any other State in which the Protected Parties conduct the Business or take active steps to conduct the Business during the Employment Term (the “Area of Non-Competition”);

(ii)

During the Covenant Period, have any interest in, assist in any manner or in any capacity, make any loan to, or be associated with (whether as a shareholder, partner, member, associate, owner, employee, independent contractor, consultant, agent or otherwise) any Person which is deemed to be engaged in the specific aspects of the Business as they relate to cholesterol regulation and anti-inflammatory agents unique to the Company and protected by its patents or patent applications, in each case as then currently conducted, anywhere within the Area of Non-Competition; provided, however, that Employee may invest in any publicly-held entity engaged in the Business if his aggregate investment does not exceed 1% in value of the issued and outstanding voting securities of such entity;

(iii)

During the Covenant Period, request or advise any customer or supplier of any Protected Party to terminate its relationship with any Protected Party, or request or advise any person to refrain from becoming a customer or supplier of any Protected Party;

(iv)

During the Covenant Period, solicit, induce or attempt to induce any employee or independent contractor of any Protected Party to (A) leave the employment of or terminate his, her or its contractual relationship with such Protected Party, or (B) enter into an employment or a contractual relationship with Employee or any Person in which Employee has any interest whatsoever; or

(v)

During the Covenant Period, the Employee may be free to conduct the affairs of Great Northern & Reserve Partners, LLC, a privately held consulting and investment firm wholly owned and controlled by the Employee, and to serve on boards of other companies when such opportunities are offered.

(b)

The parties intend that the covenants set forth in Section 10 above shall be deemed to be a series of separate covenants, one for each and every political subdivision of each state, province and county in the Area of Non-Competition.  Employee acknowledges and agrees that the covenants set forth in Section 10 above are reasonable and valid in geographical and temporal scope and in all other respects.  If any court determines that any covenant set forth in Section 10 above, or any portion of any such covenant, is invalid or unenforceable, the remainder of the covenants set forth in Section 10 above shall not be affected and shall be given full force and effect, without regard to the invalid covenant or the invalid portion.  If any court determines that any covenant set forth in Section 10 above, or any portion of any such covenant, is unenforceable because of its duration or geographic scope, such court shall have the power to reduce such duration or scope, as the case may be, and enforce such covenant or portion in such reduced form.  The parties intend to and hereby confer jurisdiction to enforce the covenants set forth in Section 10 above upon the courts of any jurisdiction in which Employee is alleged to have committed an act in violation of any of the covenants contained here. If the courts of any one or more of such jurisdictions hold the covenants set forth in Section 10 above, or any portion of such covenants, unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions.

(c)

In the event of a breach or attempted breach of any of the covenants set forth in this Section 10, Section 11 or Section 12 below, in addition to any and all legal and equitable remedies immediately available, such covenants may be enforced by a temporary and/or permanent injunction to secure the specific performance of such covenants, and to prevent a breach or contemplated breach of such covenants, without the need to post any bond or other security of any kind.  Employee acknowledges and agrees that the remedy at law for a breach or threatened breach of any of the covenants set forth in this Section 10, Section 11 or Section 12 below, would be inadequate.  Employee acknowledges and agrees that the remedies provided for in this Agreement are cumulative and are intended to be and are in addition to any other remedies available to the Company, either at law or in equity.  In addition, Employee agrees that, in the event of a breach of the covenants set forth in this Section 10, Section 11 or Section 12 below, by Employee, he shall be liable, and shall reimburse the Company, for all fees, costs and expenses (including reasonable attorneys’ fees and other professional fees) arising out of or in any way related to the enforcement of this Covenant. The Company agrees that in the event of a dispute or breach in which the Employee prevails, the Company shall be liable, and shall reimburse the Employee, for all fees, costs and expenses (including reasonable attorneys’ fees and other professional fees) arising out of or in any way related to the enforcement of this Covenant.

(d)

The following terms shall have the meanings described below:

(i)

“Affiliate” means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person;

(ii)

“Business” means the business of selling or licensing the specific intellectual property, products and processes developed and owned by the Company in any market or application specifically as they relate to cholesterol regulation and non-steroidal anti-inflammatory agents unique to the Company and protected by patents or patents in application held by the Company.

(iii)

“Person” means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, other entity or group, or a governmental authority.

11.

Intellectual Property Rights.  Employee recognizes that he may, individually or jointly with others, discover, conceive, make, perfect or develop inventions, discoveries, new contributions, concepts, ideas, developments, processes, formulas, methods, compositions, techniques, articles, machines and improvements, and all original works of authorship and all related know-how, whether or not patentable, copyrightable or protectable as trade secrets for and on behalf of the Company pursuant to this Agreement (“Inventions”).  Employee agrees that all such Inventions are the sole and exclusive property of the Company.  EMPLOYEE AGREES THAT ANY PARTICIPATION BY HIM IN THE DESIGN, DISCOVERY, CONCEPTION, PRODUCTION, PERFECTION, DEVELOPMENT OR IMPROVEMENT OF AN INVENTION IS WORK MADE FOR HIRE, AS DEFINED IN TITLE 17, UNITED STATES CODE, FOR THE SOLE AND EXCLUSIVE BENEFIT OF THE COMPANY AND EMPLOYEE HEREBY ASSIGNS TO THE COMPANY ALL OF HIS RIGHTS IN AND TO SUCH INVENTIONS.  Employee shall maintain adequate and current written records of all Inventions, which shall remain the property of the Company and be available to the Company at all times.  At the Company’s request, Employee shall promptly sign and deliver all documents necessary to vest in the Company all right, title and interest in and to any Inventions.  If the Company is unable, after reasonable effort, to secure Employee’s signature on any document needed to vest in the Company all right, title and interest in and to any Inventions, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and in Employee’s behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and enforcement of patents, copyrights or similar protections with the same legal force and effect as if executed by Employee.

12.

Confidentiality.  Employee acknowledges and agrees that he shall treat all Confidential Information (as defined below) in a confidential manner, not use any Confidential Information for his own or a third party’s benefit and not communicate or disclose, orally or in writing, any Confidential Information to any person, either directly or indirectly, under any circumstances without the prior written consent of the Company.  Employee further agrees that he shall not utilize or make available any Confidential Information, either directly or indirectly, in connection with his solicitation of employment or acceptance of employment with any third party.  Employee further agrees that he will promptly return (or destroy if it cannot be returned) to Company all written or other tangible evidence of any Confidential Information and any memoranda with respect thereto which are in his possession or under his control upon Company’s request for the return of such items.  Notwithstanding this Section 12, Employee may disclose Confidential Information if required (and then only to the extent required) by applicable law; provided, however, that prior to any such disclosure, Employee must provide the Company with written notice of such pending disclosure, sufficiently in advance thereof so as to allow the Company a reasonable opportunity to contest such required disclosure.

For the purposes of this Agreement, the term “Confidential Information” shall include all proprietary information related to the Business, including, but not limited to, processes, ideas, techniques, Inventions, methods, products, services, research, purchasing, marketing, selling, customers, suppliers or trade secrets.  All information which Employee has a reasonable basis to believe to be Confidential Information, or which Employee has a reasonable basis to believe the Company or any of its Affiliates treat as Confidential Information, shall be deemed to be Confidential Information.  Notwithstanding the foregoing, information shall not be deemed to be Confidential Information if it is generally known and publicly available, without the fault of Employee and without the violation by any person of a duty of confidentiality or any other duty owed to any Protected Party.

13.

Compliance with Section 409A.

(a)

The Parties intend that any amounts payable under this Agreement comply with, or are exempt from, the provisions of Section 409A of the Code, along with the rules, regulations and guidance promulgated thereunder by the Department of the Treasury or the Internal Revenue Service (collectively, “Section 409A”) and this Agreement shall be interpreted and administered in a manner consistent with that intention.  Notwithstanding the foregoing, no particular tax result for Employee with respect to any income recognized by Employee in connection with this Agreement is guaranteed, and Employee will be responsible for any taxes, interest and penalties imposed on him under or as a result of Section 409A in connection with the Agreement.

(b)

Notwithstanding any provisions of this Agreement to the contrary, if Employee is a “specified employee” (within the meaning of Section 409A and determined pursuant to any policies adopted by the Company consistent with Section 409A), at the time of Employee’s “separation from service” (as such term is defined in Section 409A) and if any portion of the payments or benefits to be received by Employee upon separation from service would be considered deferred compensation under Section 409A and cannot be paid or provided to Employee without Employee incurring taxes, interest or penalties under Section 409A, amounts that would otherwise be payable pursuant to this Agreement and benefits that would otherwise be provided pursuant to this Agreement, in each case, during the six-month period immediately following Employee’s separation from service will instead be paid or made on the later of (i) 18 months following the Effective Date, or (ii) 6 months following the date Employee’s separation from service.

(c)

With respect to any amount of expenses eligible for reimbursement or the provision of any in-kind benefits under this Agreement, to the extent such payment or benefit would be considered deferred compensation under Section 409A or is required to be included in Employee’s gross income for federal income tax purposes, such expenses (including, without limitation, expenses associated with in-kind benefits) will be reimbursed by the Company no later than December 31st of the year following the year in which Employee incurs the related expenses.  In no event will the reimbursements or in-kind benefits to be provided by the Company in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor will Employee’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit.

(d)

Each payment under this Agreement is intended to be a “separate payment” and not of a series of payments for purposes of Section 409A.  To the extent that some portion of the payments under this Agreement may be bifurcated and treated as exempt from Section 409A of the Code under the “short-term deferral” or “separation pay” exemptions, then such amounts may be so treated as exempt from Section 409A of the Code.

(e)

A termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Section 409A), and notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place will be the termination date.

(f)

Notwithstanding anything to the contrary contained herein, if any payment of compensation or benefits under this Agreement constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Company Sale, such change in the time or form of payment shall not occur unless the event constituting the Company Sale is also a “change in control event” as defined in Treasury regulation 1.409A-3(i)(5).

14.

Notices. All notices, requests, consents and other communications, required or permitted to be given under this Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested addressed as set forth below. In addition, a party may deliver a notice via another reasonable means that results in the recipient party receiving actual notice, as conclusively demonstrated by the party giving such notice.

If to the Company:

Philip M. Rice II, Chief Financial Officer

Health Enhancement Products, Inc.

c/o Legacy Results

29193 Northwestern HWY Suite 477

Southfield, MI 48034-1006

price@legacy-results.com

With a required copy to:

Laith Yaldoo

c/o Financial Transaction Services, Inc.

2804 Orchard Lake Road

Keego Harbor, MI 48320

laith@ftservice.com

If to Employee:

Andrew A Dahl

7 West Square Lake Road

Bloomfield Hills, Michigan USA 48302

adahl@greatnorthreserve.com

With a required copy to:

Laith Yaldoo

c/o Financial Transaction Services, Inc.

2804 Orchard Lake Road

Keego Harbor, MI 48320

laith@ftservice.com

15.

Miscellaneous.

(a)

The failure of any party to enforce any provision or protections of this Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

(b)

This Agreement has been executed in, and shall be construed and enforced in accordance with the laws of, the State of Michigan.

(c)

The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction nevertheless shall be binding and enforceable.

(d)

This Agreement sets forth the entire understanding and agreement of Employee and the Company with respect to its subject matter and supersedes and replaces all prior understandings and agreements, whether written or oral, in respect thereof (collectively, the “Prior Agreements”).  By signing this Agreement, the Executive acknowledges that the Prior Agreements are terminated and cancelled, and releases and discharges the Company from any and all obligations and liabilities heretofore or now existing under or by virtue of such Prior Agreements, it being the intention of the parties hereto that this Agreement effective immediately shall supersede and be in lieu of the Prior Agreements.  No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

(e)

The rights and obligations of Company under this Agreement shall inure to the benefit of, and shall be binding on, Company and its successors and assigns. This Agreement is personal to Employee and he may not assign his obligations under this Agreement in any manner whatsoever and any purported assignment shall be void.  The Company, however, may assign this Covenant in connection with a sale of all or substantially all of its equity interests or assets.

(f)

The parties acknowledge that each of them has equally participated in the final wording of this Agreement.  Accordingly, the parties agree that this Agreement shall be construed equally against each party and shall not be more harshly construed against a party by reason of the fact that a particular party's counsel may have prepared this Agreement.

(g)

The headings and captions used in this Agreement are for convenience of reference only and shall not be considered in interpreting this Agreement.

(h)

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

(i)

Any payments provided for in this Agreement shall be paid net of any applicable income tax withholding required under federal, state or local law.

[Signatures to follow on next page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYEE:

/S/ ANDREW A. DAHL

Andrew A. Dahl

HEALTH ENHANCEMENT PRODUCTS, INC.

By:

/S/ PHILIP M. RICE II

Name:

Philip M. Rice II

Its:

Chief Financial Officer